EXHIBIT 10.4
                                                                    ------------



                            COMVERSE TECHNOLOGY, INC.
               2005 STOCK INCENTIVE COMPENSATION PLAN (THE "PLAN")

                         DEFERRED STOCK AWARD AGREEMENT


Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement, dated July 13, 2006, between Comverse Technology, Inc. and Paul Robinson (the "Employment Agreement").

NAME OF GRANTEE:                Paul Robinson ("Grantee")

DATE OF GRANT:                  July 13, 2006

TYPE OF AWARD:                  Deferred Stock Award (this "Award"), each unit
                                representing the right to receive on the terms and conditions of this Agreement and the Plan a share of Common Stock, $0.01 par value per share
                                ("Share"), of Comverse Technology, Inc. (the
                                "Company"), subject to adjustment thereto as provided under this Agreement or at the election of the Company a cash payment in lieu thereof.

TOTAL NUMBER OF                 40,000 Deferred Stock Shares.
DEFERRED STOCK AWARDED:

VESTING AND ACCELERATION        This Award shall vest in accordance with the
OF AWARD:                       vesting schedule set forth below unless, with
                                respect to the portion thereof vesting on a particular vesting date, the Grantee's
                                Continuous Service (as defined in the Plan) with the Company, a Subsidiary or a parent company has terminated prior to such vesting date;
                                provided, however, that this Award shall vest on an accelerated basis, with respect to all shares of deferred stock awarded to the Grantee upon the first to occur of any of the following events: (i) death or termination due to Disability of Grantee; and (ii) the termination of the Term of Employment either by the Company for any reason other than Cause or by Grantee for Good Reason (each date on which this Award shall vest, by acceleration or otherwise, a "Vesting Date").

                                    VESTING DATE          VESTING PERCENTAGE
                                -------------------    -------------------------
                                May 31, 2007                    25%
                                -------------------    -------------------------
                                May 31, 2008                    25%
                                -------------------    -------------------------
                                May 31, 2009                    25%
                                -------------------    -------------------------
                                May 31, 2010                    25%
                                -------------------    -------------------------

 SETTLEMENT OF AWARD:           Shares in settlement of this Award (or, at the
                                Company's election, cash in lieu of delivery of shares based on the fair market value thereof on the Settlement Date (as defined below)) shall be delivered to Grantee on the Settlement Date.

                                "Settlement Date" means (i) with respect to any portion of this Award vesting on or before May 31, 2007, the earlier of (A) one business day after the first date during 2008 on which the Shares in settlement of this Award are registered pursuant to a registration statement on Form S-8 or any successor form under the Securities Act of 1933, as amended, and no restrictions under applicable law apply to the resale of such Shares following such registration and (B) December 31, 2008, and (ii) with respect to any portion of this Award

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                                vesting after May 31, 2007, the applicable
                                Vesting Date.

DIVIDEND EQUIVALENT RIGHTS      NONE.

TRANSFER RESTRICTIONS           Shares issued in settlement of this Award shall
                                not be subject to any additional transfer restrictions.

REGISTRATION OF SHARES          The Company shall use reasonable best efforts to
                                register under the Securities Act a sufficient number shares of Common Stock to permit delivery to Grantee of all Shares that may be acquired by Grantee upon the settlement of the Deferred
                                Stock Award; provided, however, that the Company shall only be so required to register the Shares on Form S-8 under the Securities Act (or any successor form) and, provided, further, that the Company shall not be required to file a resale prospectus with respect to such Shares to the extent such Shares may be resold pursuant to an exemption from the registration requirements of the Securities Act.

MODIFICATIONS TO
COMPLY WITH                     To the extent applicable, this Agreement shall
SECTION 409A.                   be interpreted in accordance with Section 409A
                                of Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the date on which a Deferred Stock Award is granted. Without limiting the authority of the Committee under the terms of the Plan to make modifications to the Deferred Stock Award by reason of changes in law or circumstances that would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee in respect of a Deferred
                                Stock Award or otherwise as a participant in the Plan or which otherwise warrants equitable adjustment to the terms and conditions of the Deferred Stock Award because such event interferes with the operation of the Plan, and notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or an authorized officer of the Company determines that any amounts will be immediately taxable to the Grantee under Section 409A of the Code and related Department of Treasury guidance
                                (or subject the Grantee to a penalty tax) in connection with the grant or vesting of the Deferred Stock Award or any other provision of this Agreement or this or the Plan, the Company may (a) adopt such amendments to the Deferred
                                Stock Award, including amendments to this Agreement (having prospective or retroactive effect), that the Committee or authorized officer determines to be necessary or appropriate to preserve the intended tax treatment of the Deferred Stock Award and/or (b) take such other actions as the Committee or authorized officer determines to be necessary or appropriate to comply with the requirements of
                                Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which such Deferred Stock Award was awarded.
                                Nothing contained in this Deferred Stock Award
                                Agreement shall limit or impair the rights of Grantee under Section 28 of the Employment
                                Agreement.





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By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan and this Agreement ("Agreement").


GRANTEE:                                        COMVERSE TECHNOLOGY, INC.



  /s/  Paul Robinson                            By:  /s/   Raz Alon
---------------------------                         ---------------------------

Paul Robinson                                   Name: Raz Alon

                                                Title: Chief Executive Officer